Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-HE5
Mortgage Pass-Through Certificates
$888,956,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

HomEq Servicing
 (Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

December 4, 2006

abc

MASTR Asset Backed Securities Trust 2006-HE5 Mortgage Pass-Through Certificates

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-HE5
Mortgage Pass-Through Certificates
$888,956,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window (months) Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-1(6)	389,800,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	November 2036	21.95%	AAA/Aaa
A-2(6)	92,700,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	November 2036	21.95%	AAA/Aaa
A-3(6)	163,950,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 67 / 27 - 67	November 2036	21.95%	AAA/Aaa
A-4(6)	68,475,000	FLT / SEN / SEQ	6.30 / 8.26	67 - 77 / 67 - 182	November 2036	21.95%	AAA/Aaa
M-1(6,7)	34,349,000	FLT / MEZ / SEQ	3.66 / 3.66	41 - 47 / 41 - 47	November 2036	18.20%	AA+/Aa1
M-2(6,7)	43,967,000	FLT / MEZ / SEQ	4.82 / 4.85	47 - 77 / 47 - 85	November 2036	13.40%	AA/Aa2
M-3(6,7)	14,656,000	FLT / MEZ / SEQ	6.41 / 9.34	77 - 77 / 85 - 152	November 2036	11.80%	AA-/Aa3
M-4(6,7)	15,113,000	FLT / MEZ	4.48 / 4.91	40 - 77 / 40 - 130	November 2036	10.15%	A+/A1
M-5(6,7)	15,113,000	FLT / MEZ	4.46 / 4.86	40 - 77 / 40 - 124	November 2036	8.50%	A/A2
M-6(6,7)	10,533,000	FLT / MEZ	4.43 / 4.81	39 - 77 / 39 - 118	November 2036	7.35%	A-/A3
M-7(6,7)	9,159,000	FLT / MEZ	4.43 / 4.78	39 - 77 / 39 - 113	November 2036	6.35%	BBB+/A3
M-8(6,7)	7,785,000	FLT / MEZ	4.41 / 4.73	38 - 77 / 38 - 108	November 2036	5.50%	BBB/Baa1
M-9(6,7)	10,533,000	FLT / MEZ	4.40 / 4.66	38 - 77 / 38 - 103	November 2036	4.35%	BBB-/Baa2
M-10(6,7)	12,823,000	FLT / MEZ	4.39 / 4.55	37 - 77 / 37 - 95	November 2036	2.95%	BB+/Baa3
Non-Offered Certificates
M-11(6,7)	11,907,000	FLT / MEZ	Not Offered Hereby		November 2036	1.65%	BB/Ba2

Notes:
(1)	The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
(2)	The Certificates will be subject to the Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.65%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
2-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter
3-year and 5-year Hybrid Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 34, 50% CPR from month 35 to 39, and 35% CPR in month 40 and thereafter

Transaction Highlights

•
The mortgage loans consist of fixed- and adjustable-rate, first and second lien residential mortgage loans originated by New Century Mortgage Corporation, EquiFirst Corporation, Decision One Mortgage Company, LLC and First NLC Financial Services, LLC.

•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Closing Date of approximately 1.65% and Excess Spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and two Interest Rate Cap Agreements.
•	The Mortgage Loans will be serviced by HomEq Servicing, rated SQ1- (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are approximate and subject to a 5% variance and as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-HE5
•	Intex: MAB06HE5

Mortgage Pool Summary	MASTR ABS 2006-HE5 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$694,941,424	$221,043,083	$915,984,507
Number of Loans	3,266	1,889	5,155
Average Loan Balance	$212,781	$117,016	$177,689
Wtd. Avg. Gross Coupon	8.419%	8.836%	8.520%
Wtd. Avg Net Coupon(1)	7.907%	8.324%	8.007%
Wtd. Avg. FICO	619	639	624
Wtd. Avg. Original LTV(2)	81.54%	83.31%	81.97%
Wtd. Avg. Stated Remaining Term (months)	357	351	355
Wtd. Avg. Seasoning (months)	3	4	3
Wtd. Avg. Months to Next Adj. Date	23	N/A	23
Wtd. Avg. Margin	6.094%	N/A	6.094%
Wtd. Avg. Initial Rate Cap	2.443%	N/A	2.443%
Wtd. Avg. Periodic Rate Cap	1.277%	N/A	1.277%
Wtd. Avg. Maximum Rate	14.972%	N/A	14.972%
Wtd. Avg. Minimum Rate	8.419%	N/A	8.419%
(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-HE5.

Depositor:	Mortgage Asset Securitization Transactions, Inc.

Seller and Sponsor:	UBS Real Estate Securities Inc.

Originators:	New Century Mortgage Corporation (54.78%), EquiFirst Corporation (41.21%), Decision One Mortgage Company, LLC (2.83%) and First NLC Financial Services, LLC (1.18%).

Servicer:	Barclays Capital Real Estate Inc. d/b/a HomEq Servicing (“HomEq Servicing”).

Servicer Ratings:	Primary Servicer			Special Servicer

	Moody’s	S&P	Fitch	Moody’s	S&P	Fitch

HomEq Servicing	SQ1-	Strong	RPS1	NR	Above Average	RSS1

Master Servicer, Custodian and Trust Administrator:	Wells Fargo Bank, N.A.

Trustee:	U.S. Bank National Association.

Swap Provider:	TBD

Cap Provider:	TBD

Sole Underwriter:	UBS Securities LLC.

Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.

Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

Offered Certificates:	The Class A Certificates and Class M Certificates (excluding the Class M-11 Certificates).

Non-Offered Certificates:	Retained Certificates and the Class M-11 Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.

Collateral:	As of December 1, 2006, the Mortgage Loans will consist of approximately 5,155 fixed- and adjustable-rate, first and second lien mortgage loans totaling approximately $915,984,507.

Transaction Overview

Expected Pricing Date:	December [6], 2006

Expected Closing Date:	December 28, 2006

Cut-off Date:	December 1, 2006

Record Date:	The business day immediately preceding each Distribution Date.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in January 2007.

Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing December 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Servicer, the Master Servicer and the NIMs Insurer, in that order, may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.

SMMEA:	None of the Certificates will be SMMEA eligible.

Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination
The Class A Certificates and the Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and two Interest Rate Cap Agreements, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to 1.65% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) 3.30% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in January 2010 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to 43.90%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	21.95%	43.90%
	M-1 / M-2 / M-3	11.80%	23.60%
	M-4	10.15%	20.30%
	M-5	8.50%	17.00%
	M-6	7.35%	14.70%
	M-7	6.35%	12.70%
	M-8	5.50%	11.00%
	M-9	4.35%	8.70%
	M-10	2.95%	5.90%
	M-11	1.65%	3.30%

Credit Enhancement
Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of the prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [36.45]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or
(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	January 2009 through December 2009	[1.35]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
	January 2010 through December 2010	[3.00]% for the first month, plus an additional 1/12th of [1.65]% for each month thereafter
	January 2011 through December 2011	[4.65]% for the first month, plus an additional 1/12th of [1.30]% for each month thereafter
	January 2012 through December 2012	[5.95]% for the first month, plus an additional 1/12th of [0.65]% for each month thereafter
	January 2013 and thereafter	[6.60]%

Payment of Interest

Interest Payment Priority:
On each Distribution Date, the Interest Remittance Amounts remaining after making payments, if any, to the Swap Provider, will be distributed in the following order of priority:
(i)   concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro-rata basis based on the entitlement of each such class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, related to such Certificates;
(ii)   to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;
(iii)  to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;
(iv)  to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;
(v)   to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;
(vi)  to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;
(vii)      to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;
(viii)     to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;
(ix)   to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;
(x)    to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class;
(xi)       to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class; and
(xii)  to the holders of the Class M-11 Certificates, the Monthly Interest Distributable Amount for such class.

Interest Remittance Amount:
The “Interest Remittance Amount” with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advances of interest with respect to the Mortgage Loans.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the Servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Payment of Interest

Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap Agreements on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:	The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest

Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, the Interest Rate Cap Agreements and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $915,984,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Derivative Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.
Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.
Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.
On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:
(i)    to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;
(ii)   to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;
(iii)  to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(iv)  to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(v)   to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(vi)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(vii)      to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Payment of Interest (continued)

Interest Rate Cap Agreements:
On each Distribution Date, any amounts received pursuant to either of the Interest Rate Cap Agreements will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:
(i)   to pay any unpaid interest on the Class A Certificates, pro-rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;
(ii)   to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;
(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;
(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and
(v)   to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:
(i)    sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)   to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) above until the Certificate Principal Balance thereof has been reduced to zero;
(iii)  to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;
(v)   to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;
(viii)    to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;
(ix)   to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;
(x)  to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;
(xi)  to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero; and
(xii)  to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:
(i)  sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(ii)  sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, in that order, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;
(iii)  to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)  to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(v)  to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)  to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)  to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)  to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;
(ix)  to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and
(x)  to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal

Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date (after taking into account Net Swap Payments, if any, made to the Swap Provider from principal received on the Mortgage Loans) will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Release Amount for such Distribution Date.

Class A Principal Distribution Amount:
The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 56.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 76.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Payment of Principal

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Class M-11 Principal Distribution Amount:
The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,579,923.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:
(i)   to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount distributable as part of the Principal Distribution Amount
(ii)  to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(iii)  to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(v)   to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(vi)  to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(vii)      to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(viii)     to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(ix)   to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(x)    to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xi)   to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xii)  to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xiii)     to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xiv)     to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xv)  to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xvi)     to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xvii)     to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xviii)    to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xix)  to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xx)   to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxi)  to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxii)     the holders of the Class M-11 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;
(xxiii)    to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;
(xxiv)   to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;
(xxv)    to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and
(xxvi)    to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Henry Zhang	212-713-8589
Glenn McIntyre	212-713-3180
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
Peter Graham	212-438-1599

Moody’s
Gulmira Karaguishiyeva	201-395-6354

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	5,155
Aggregate Current Principal Balance:	$915,984,507
Average Current Principal Balance:	$177,689	$14,438-$899,417
Aggregate Original Principal Balance:	$917,400,035
Average Original Principal Balance:	$177,963	$14,600-$900,000
Fully Amortizing Non-IO Mortgage Loans:	46.49%
Fully Amortizing IO Mortgage Loans:	12.48%
Balloon Loans:	41.03%
1st Lien:	93.73%
Wtd. Avg. Gross Coupon:	8.520%	5.750%-14.200%
Wtd. Avg. Original Term(months):	359	120-360
Wtd. Avg. Remaining Term(months):	355	115-358
Wtd. Avg. Margin(ARM Loan Only):	6.094%	3.010%-9.400%
Maximum Interest Rate (ARM Loans Only):	14.972%	12.140%-19.375%
Minimum Interest Rate (ARM Loans Only):	8.419%	5.750%-12.375%
Wtd. Avg. Original LTV:	81.97%	7.50%-100.00%
Wtd. Avg. Borrower FICO:	624	500-816
Geographic Distribution (Top 5):	CA	21.90%
	FL	9.73%
	NY	8.31%
	IL	6.25%
	AZ	4.51%

Originators of the Aggregate Mortgage Loans

Originator	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
New Century	2,581	501,730,885	54.78	194,394	8.521	80.63	620	58.57	7.02
Equifirst	2,388	377,504,798	41.21	158,084	8.513	83.95	631	63.79	5.70
Decision One	115	25,967,479	2.83	225,804	8.545	80.25	603	48.61	0.00
First NLC	71	10,781,345	1.18	151,850	8.675	78.56	632	39.07	6.25
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	506	17,980,803	1.96	35,535	11.258	96.83	637	61.89	92.26
50,000.01 to 100,000.00	1,131	84,924,409	9.27	75,088	9.716	84.85	624	68.28	28.92
100,000.01 to 150,000.00	1,117	139,307,993	15.21	124,716	8.842	82.66	618	71.04	9.44
150,000.01 to 200,000.00	746	129,993,778	14.19	174,254	8.525	80.85	617	68.10	2.21
200,000.01 to 250,000.00	534	119,088,413	13.00	223,012	8.287	80.09	619	61.95	0.19
250,000.01 to 300,000.00	343	93,889,510	10.25	273,730	8.403	80.78	617	55.90	0.00
300,000.01 to 350,000.00	227	73,566,409	8.03	324,081	8.222	80.98	626	52.08	0.00
350,000.01 to 400,000.00	186	69,781,753	7.62	375,171	7.948	81.71	629	48.96	0.00
400,000.01 to 450,000.00	118	50,240,157	5.48	425,764	8.067	82.62	632	51.71	0.00
450,000.01 to 500,000.00	100	47,594,347	5.20	475,943	7.981	80.27	630	49.97	0.00
500,000.01 to 550,000.00	54	28,439,522	3.10	526,658	8.005	82.06	633	39.00	0.00
550,000.01 to 600,000.00	35	20,130,394	2.20	575,154	8.074	81.62	637	56.91	0.00
600,000.01 to 650,000.00	16	9,949,310	1.09	621,832	7.908	82.12	643	56.35	0.00
650,000.01 to 700,000.00	18	12,108,168	1.32	672,676	7.746	81.97	638	50.30	0.00
700,000.01 to 750,000.00	10	7,357,730	0.80	735,773	8.053	85.78	662	50.58	0.00
750,000.01 to 800,000.00	3	2,340,272	0.26	780,091	8.810	81.13	652	33.16	0.00
800,000.01 to 850,000.00	7	5,779,310	0.63	825,616	8.053	80.24	646	71.70	0.00
850,000.01 to 900,000.00	4	3,512,230	0.38	878,058	7.670	81.15	650	100.00	0.00
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	7	3,193,882	0.35	456,269	5.923	70.06	685	100.00	0.00
6.001 to 6.500	82	24,135,212	2.63	294,332	6.391	75.57	661	86.94	0.00
6.501 to 7.000	272	73,993,167	8.08	272,034	6.823	76.46	649	87.62	0.00
7.001 to 7.500	447	104,675,132	11.43	234,173	7.306	78.22	646	76.65	0.00
7.501 to 8.000	735	162,264,191	17.71	220,768	7.804	78.72	632	61.93	0.12
8.001 to 8.500	652	133,970,419	14.63	205,476	8.286	80.77	623	56.37	0.23
8.501 to 9.000	734	145,046,572	15.84	197,611	8.777	81.56	612	52.62	0.16
9.001 to 9.500	495	91,107,741	9.95	184,056	9.279	84.46	602	52.21	1.15
9.501 to 10.000	528	74,483,508	8.13	141,067	9.781	86.75	596	51.28	5.73
10.001 to 10.500	272	36,226,832	3.95	133,187	10.265	88.16	598	50.43	12.53
10.501 to 11.000	202	21,888,719	2.39	108,360	10.762	91.68	615	37.15	34.25
11.001 to 11.500	286	18,864,314	2.06	65,959	11.306	96.80	642	27.63	78.22
11.501 to 12.000	231	13,726,191	1.50	59,421	11.748	98.17	636	44.40	91.48
12.001 to 12.500	97	6,440,537	0.70	66,397	12.294	98.88	633	33.58	93.64
12.501 to 13.000	91	4,682,749	0.51	51,459	12.717	99.67	615	74.67	100.00
13.001 to 13.500	18	915,853	0.10	50,881	13.213	99.59	599	77.33	100.00
13.501 to 14.000	4	226,001	0.02	56,500	13.690	100.00	619	32.92	100.00
14.001 to 14.500	2	143,486	0.02	71,743	14.178	99.99	630	0.00	100.00
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	138	24,018,028	2.62	174,044	9.324	73.00	510	77.47	0.00
520 to 539	240	44,349,691	4.84	184,790	9.130	74.36	530	80.71	0.00
540 to 559	278	48,231,466	5.27	173,494	8.845	75.51	549	77.01	0.06
560 to 579	345	63,903,873	6.98	185,229	8.749	79.26	570	67.91	0.00
580 to 599	579	98,904,182	10.80	170,819	8.743	80.88	589	72.55	3.93
600 to 619	736	130,848,469	14.29	177,783	8.527	82.29	609	67.48	4.01
620 to 639	795	130,885,118	14.29	164,635	8.606	84.57	630	61.42	8.81
640 to 659	810	147,852,445	16.14	182,534	8.429	84.42	648	48.14	9.24
660 to 679	607	106,204,582	11.59	174,966	8.207	84.03	668	48.05	11.31
680 to 699	323	59,256,772	6.47	183,457	8.199	83.32	688	39.74	11.15
700 to 719	166	33,582,213	3.67	202,302	7.790	84.53	709	52.00	9.41
720 to 739	64	13,175,753	1.44	205,871	7.816	82.70	727	41.13	5.41
740 to 759	27	5,156,002	0.56	190,963	7.801	84.75	749	41.03	3.36
760 to 779	24	4,278,539	0.47	178,272	7.680	80.34	770	58.21	5.99
780 to 799	13	3,496,227	0.38	268,941	7.926	82.58	788	40.35	1.94
800 to 819	10	1,841,146	0.20	184,115	7.434	78.79	808	78.35	3.73
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	707	103,063,849	11.25	145,776	8.548	79.81	622	65.31	5.42
30.01 to 35.00	517	82,193,898	8.97	158,982	8.461	79.97	623	63.82	4.66
35.01 to 40.00	786	135,761,300	14.82	172,724	8.592	81.05	624	56.52	6.67
40.01 to 45.00	1,149	208,579,958	22.77	181,532	8.592	83.26	626	54.47	7.54
45.01 to 50.00	1,730	333,460,219	36.40	192,752	8.515	83.82	628	58.37	6.64
50.01 to 55.00	254	50,890,408	5.56	200,356	8.138	75.11	589	88.11	1.93
55.01 or more	12	2,034,875	0.22	169,573	7.615	67.83	586	93.30	4.59
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	4,193	858,584,705	93.73	204,766	8.331	80.78	622	60.89	0.00
2	962	57,399,802	6.27	59,667	11.349	99.74	652	50.07	100.00
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	164	23,093,967	2.52	140,817	8.095	40.27	601	67.60	0.00
50.01 to 55.00	53	8,956,811	0.98	168,996	8.104	52.76	594	63.84	0.00
55.01 to 60.00	79	14,111,780	1.54	178,630	7.908	58.26	594	74.29	0.00
60.01 to 65.00	144	30,797,369	3.36	213,871	7.836	63.17	594	65.11	0.00
65.01 to 70.00	221	44,281,764	4.83	200,370	8.016	68.62	591	66.99	0.00
70.01 to 75.00	255	54,076,441	5.90	212,064	8.359	74.21	584	65.33	0.00
75.01 to 80.00	1,571	338,544,230	36.96	215,496	7.979	79.79	639	57.61	0.04
80.01 to 85.00	470	98,336,464	10.74	209,227	8.544	84.45	603	60.75	0.00
85.01 to 90.00	708	140,694,745	15.36	198,721	8.807	89.66	618	56.55	0.08
90.01 to 95.00	334	72,740,267	7.94	217,785	8.951	94.78	640	61.39	2.02
95.01 to 100.00	1,156	90,350,670	9.86	78,158	10.549	99.96	650	61.59	61.63
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Full (24+ months)—24+ months income verification	792	136,728,730	14.93	172,637	8.211	79.93	609	100.00	5.04
Full (12+ months)—12-23 months income verification	2,512	414,766,927	45.28	165,114	8.292	82.07	616	100.00	5.27
Streamline—Stated Income/Verified Assets	532	55,522,755	6.06	104,366	10.445	97.71	667	0.00	49.93
Limited—6 months income verification	36	7,128,153	0.78	198,004	8.524	84.80	617	0.00	8.61
Stated—Stated Income	1,283	301,837,941	32.95	235,260	8.618	79.78	634	0.00	0.11
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Cash Out Refi	2,335	461,084,080	50.34	197,466	8.399	79.13	607	65.42	2.26
Purchase	2,488	385,730,838	42.11	155,037	8.723	85.64	643	52.58	11.91
Rate & Term Refi	332	69,169,589	7.55	208,342	8.193	80.39	628	68.04	1.54
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	4,126	708,391,412	77.34	171,690	8.519	81.96	622	62.33	5.96
Two- to Four- Family	282	72,304,915	7.89	256,400	8.341	81.15	640	47.40	5.59
Planned Unit Development	331	64,294,452	7.02	194,243	8.668	81.20	623	53.09	9.97
Condominium	324	56,927,354	6.21	175,702	8.593	83.62	632	56.04	7.40
Townhouse	88	13,692,227	1.49	155,593	8.527	83.51	626	67.90	3.82
Modular Home	2	196,152	0.02	98,076	8.951	78.19	617	100.00	0.00
Rowhouse	2	177,995	0.02	88,998	8.838	82.62	573	100.00	0.00
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,732	845,710,083	92.33	178,721	8.479	81.84	622	61.41	6.58
Investor Occupied	330	53,088,465	5.80	160,874	9.126	83.26	646	44.18	0.00
Second Home	93	17,185,959	1.88	184,795	8.653	84.19	658	50.52	10.32
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	514	142,529,453	15.56	277,295	8.204	79.99	634	50.66	9.70
Florida	528	89,088,464	9.73	168,728	8.707	79.90	618	45.31	6.83
New York	276	76,124,349	8.31	275,813	8.130	82.50	635	48.78	6.02
Northern California	210	58,075,759	6.34	276,551	8.291	80.63	624	59.99	7.87
Illinois	338	57,237,614	6.25	169,342	8.451	82.35	626	62.22	3.23
Arizona	238	41,278,899	4.51	173,441	8.522	81.39	616	64.28	6.21
New Jersey	166	37,429,455	4.09	225,479	8.640	81.61	624	55.33	7.49
Maryland	168	35,653,019	3.89	212,220	8.478	79.83	616	66.32	4.75
Texas	298	32,307,375	3.53	108,414	8.511	80.94	622	65.53	4.77
Virginia	165	29,498,503	3.22	178,779	8.643	83.44	623	74.55	5.73
Other	2,254	316,761,618	34.58	140,533	8.737	83.81	620	68.60	5.11
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
95340	5	1,985,517	0.22	397,103	7.965	84.15	616	73.37	0.00
10466	5	1,755,611	0.19	351,122	7.250	79.19	643	40.16	0.00
11207	4	1,677,067	0.18	419,267	7.842	83.17	631	73.31	0.00
20774	6	1,676,360	0.18	279,393	8.594	81.36	607	77.07	0.00
92883	3	1,671,783	0.18	557,261	7.889	81.59	657	21.77	0.00
11420	4	1,646,836	0.18	411,709	8.166	84.76	619	27.58	4.55
20721	4	1,633,942	0.18	408,486	7.318	81.20	629	100.00	6.48
91342	7	1,620,271	0.18	231,467	7.608	76.02	665	65.73	15.12
92336	4	1,618,581	0.18	404,645	8.726	84.31	570	49.60	7.10
11233	3	1,595,019	0.17	531,673	8.139	79.65	646	0.00	0.00
Other	5,110	899,103,520	98.16	175,950	8.531	81.97	624	60.34	6.32
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	45	3,932,267	0.43	87,384	8.578	67.36	623	81.54	16.57
181 to 240	41	4,139,997	0.45	100,976	8.239	74.74	621	91.72	8.94
241 to 300	2	43,195	0.00	21,598	11.430	100.00	679	0.00	100.00
301 to 360	5,067	907,869,048	99.11	179,173	8.521	82.06	624	59.97	6.21
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	45	3,932,267	0.43	87,384	8.578	67.36	623	81.54	16.57
181 to 240	41	4,139,997	0.45	100,976	8.239	74.74	621	91.72	8.94
241 to 300	2	43,195	0.00	21,598	11.430	100.00	679	0.00	100.00
301 to 360	5,067	907,869,048	99.11	179,173	8.521	82.06	624	59.97	6.21
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR	1,426	235,016,508	25.66	164,808	8.698	82.84	616	58.25	0.00
2/6 MONTH LIBOR - 40 YR AMTERM	981	241,565,246	26.37	246,244	8.457	81.01	614	50.06	0.00
2/6 MONTH LIBOR - 60 MONTH IO	254	78,738,321	8.60	309,993	7.925	82.84	649	65.39	0.00
3/6 MONTH LIBOR	138	25,027,222	2.73	181,357	8.444	81.24	620	66.07	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	338	78,706,029	8.59	232,858	8.332	79.39	603	56.47	0.00
3/6 MONTH LIBOR - 60 MONTH IO	108	31,449,088	3.43	291,195	7.560	79.35	641	72.23	0.00
5/6 MONTH LIBOR	8	1,694,681	0.19	211,835	7.531	73.97	652	59.65	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	6	1,454,532	0.16	242,422	8.740	80.26	641	34.32	0.00
5/6 MONTH LIBOR - 60 MONTH IO	7	1,289,797	0.14	184,257	7.455	67.05	663	100.00	0.00
30YR FXD	1,557	156,514,154	17.09	100,523	9.220	85.57	642	67.92	36.02
30YR FXD -60 MONTH IO	12	2,853,069	0.31	237,756	7.666	83.89	668	85.34	0.00
BALLOON OTHER - 40 YR AMTERM	234	53,603,595	5.85	229,075	7.842	78.48	631	74.52	0.00
20YR FXD	41	4,139,997	0.45	100,976	8.239	74.74	621	91.72	8.94
15YR FXD	32	3,201,290	0.35	100,040	8.137	61.79	617	91.22	4.49
15YR BALLOON	10	507,667	0.06	50,767	11.661	98.47	675	12.39	100.00
10 YR FIXED	3	223,310	0.02	74,437	7.884	76.48	584	100.00	0.00
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,571	259,612,445	28.34	165,253	8.850	82.27	624	56.27	8.65
12	312	86,722,731	9.47	277,957	8.157	80.99	636	54.85	1.59
24	2,237	388,775,314	42.44	173,793	8.585	83.22	619	57.83	6.93
30	5	1,267,673	0.14	253,535	8.837	82.36	590	67.84	0.00
36	1,030	179,606,343	19.61	174,375	8.075	79.28	629	73.57	3.69
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,590	298,552,865	32.59	187,769	8.509	82.15	619	59.63	7.08
AAA	415	84,694,530	9.25	204,083	8.244	83.69	677	40.33	15.35
A+	229	50,982,248	5.57	222,630	8.503	79.22	598	65.37	2.11
A-	191	37,295,503	4.07	195,264	8.717	75.12	587	61.15	0.59
B	111	23,822,008	2.60	214,613	8.857	74.32	566	66.17	0.00
C	112	20,069,770	2.19	179,194	9.166	66.62	559	73.91	0.00
A	92	18,044,373	1.97	196,134	8.420	80.51	618	48.47	2.28
B+	12	2,506,360	0.27	208,863	8.766	77.07	585	49.73	1.73
C-	8	1,420,220	0.16	177,527	9.980	66.90	563	100.00	0.00
B-	3	547,076	0.06	182,359	8.719	71.99	561	36.31	0.00
C+	4	544,755	0.06	136,189	10.017	82.85	539	25.79	0.00
N/A*	2,388	377,504,798	41.21	158,084	8.513	83.95	631	63.79	5.70
Total:	5,155	915,984,507	100.00	177,689	8.520	81.97	624	60.21	6.27

* Equifirst does not generate Credit Grades

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date (Year - Month)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2008-02	1	175,681	0.03	175,681	8.000	80.00	563	100.00	0.00
2008-03	8	1,732,297	0.25	216,537	7.972	86.78	635	65.84	0.00
2008-04	12	2,127,715	0.31	177,310	8.684	85.76	605	82.93	0.00
2008-05	14	2,561,018	0.37	182,930	8.963	82.18	607	43.47	0.00
2008-06	35	6,740,802	0.97	192,594	8.399	81.71	614	51.72	0.00
2008-07	124	30,407,015	4.38	245,218	8.484	80.10	611	46.33	0.00
2008-08	412	93,363,488	13.43	226,610	8.463	82.73	621	58.12	0.00
2008-09	1,994	404,472,066	58.20	202,845	8.495	82.11	621	56.10	0.00
2008-10	61	13,739,995	1.98	225,246	8.285	78.74	605	46.44	0.00
2009-05	1	272,093	0.04	272,093	7.300	95.00	663	100.00	0.00
2009-06	4	1,153,918	0.17	288,479	7.745	80.42	599	20.91	0.00
2009-07	44	11,042,961	1.59	250,976	8.032	79.10	598	56.67	0.00
2009-08	156	37,117,048	5.34	237,930	7.988	80.52	620	60.08	0.00
2009-09	377	85,263,653	12.27	226,164	8.276	79.38	615	63.81	0.00
2009-10	2	332,666	0.05	166,333	9.260	86.49	599	64.90	0.00
2011-08	5	1,240,201	0.18	248,040	7.496	70.33	674	74.23	0.00
2011-09	16	3,198,809	0.46	199,926	8.064	75.45	643	58.75	0.00
Total:	3,266	694,941,424	100.00	212,781	8.419	81.54	619	56.95	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	20	5,191,898	0.75	259,595	6.584	79.23	691	85.62	0.00
4.001 to 4.500	76	18,554,370	2.67	244,136	6.926	78.79	670	75.07	0.00
4.501 to 5.000	157	35,017,047	5.04	223,039	7.360	78.97	647	76.07	0.00
5.001 to 5.500	277	58,075,739	8.36	209,660	7.873	80.27	643	53.12	0.00
5.501 to 6.000	694	153,723,545	22.12	221,504	8.207	81.50	626	59.96	0.00
6.001 to 6.500	1,287	288,315,751	41.49	224,022	8.491	81.84	615	54.54	0.00
6.501 to 7.000	331	62,531,354	9.00	188,916	9.051	80.73	594	47.34	0.00
7.001 to 7.500	257	46,314,523	6.66	180,212	9.382	82.52	591	54.11	0.00
7.501 to 8.000	137	23,549,265	3.39	171,892	9.559	86.11	592	55.00	0.00
8.001 to 8.500	23	3,242,432	0.47	140,975	10.195	93.19	596	76.90	0.00
8.501 to 9.000	5	301,504	0.04	60,301	11.266	93.13	561	100.00	0.00
9.001 to 9.500	2	123,997	0.02	61,998	11.776	90.00	539	100.00	0.00
Total:	3,266	694,941,424	100.00	212,781	8.419	81.54	619	56.95	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	7	3,193,882	0.46	456,269	5.923	70.06	685	100.00	0.00
6.001 to 6.500	48	14,822,010	2.13	308,792	6.335	77.28	656	87.27	0.00
6.501 to 7.000	163	46,193,457	6.65	283,395	6.827	77.55	646	82.48	0.00
7.001 to 7.500	308	75,538,951	10.87	245,256	7.317	78.72	647	72.24	0.00
7.501 to 8.000	560	128,852,936	18.54	230,095	7.807	78.89	629	58.12	0.00
8.001 to 8.500	525	115,430,084	16.61	219,867	8.285	80.99	623	53.75	0.00
8.501 to 9.000	588	123,080,248	17.71	209,320	8.783	82.13	611	52.08	0.00
9.001 to 9.500	411	81,815,299	11.77	199,064	9.275	84.87	601	49.95	0.00
9.501 to 10.000	371	62,611,718	9.01	168,765	9.773	86.57	592	46.40	0.00
10.001 to 10.500	167	26,915,451	3.87	161,170	10.260	87.68	586	44.14	0.00
10.501 to 11.000	81	11,994,160	1.73	148,076	10.732	87.47	586	27.25	0.00
11.001 to 11.500	28	3,502,672	0.50	125,095	11.225	83.92	563	20.08	0.00
11.501 to 12.000	8	752,247	0.11	94,031	11.804	75.65	537	26.57	0.00
12.001 to 12.500	1	238,310	0.03	238,310	12.375	90.00	608	0.00	0.00
Total:	3,266	694,941,424	100.00	212,781	8.419	81.54	619	56.95	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	17	4,636,447	0.67	272,732	6.360	79.45	686	92.28	0.00
12.501 to 13.000	84	23,089,480	3.32	274,875	6.719	77.51	671	79.62	0.00
13.001 to 13.500	198	47,960,081	6.90	242,223	7.109	78.18	646	78.02	0.00
13.501 to 14.000	369	84,160,141	12.11	228,076	7.495	78.97	639	64.80	0.00
14.001 to 14.500	427	95,041,665	13.68	222,580	7.907	81.00	633	61.10	0.00
14.501 to 15.000	570	129,151,603	18.58	226,582	8.251	81.01	616	55.37	0.00
15.001 to 15.500	431	91,084,185	13.11	211,332	8.631	82.58	614	53.55	0.00
15.501 to 16.000	469	92,410,033	13.30	197,036	9.073	83.11	603	55.89	0.00
16.001 to 16.500	296	59,890,333	8.62	202,332	9.462	84.71	598	48.64	0.00
16.501 to 17.000	222	38,181,082	5.49	171,987	9.845	84.10	592	39.70	0.00
17.001 to 17.500	96	16,274,420	2.34	169,525	10.278	83.96	584	30.65	0.00
17.501 to 18.000	58	9,058,059	1.30	156,173	10.758	85.11	584	16.53	0.00
18.001 to 18.500	22	3,137,335	0.45	142,606	11.223	82.91	563	10.77	0.00
18.501 to 19.000	6	628,250	0.09	104,708	11.810	72.82	536	12.08	0.00
19.001 to 19.500	1	238,310	0.03	238,310	12.375	90.00	608	0.00	0.00
Total:	3,266	694,941,424	100.00	212,781	8.419	81.54	619	56.95	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	5	756,946	0.11	151,389	8.671	86.59	625	75.54	0.00
1.500	93	18,853,902	2.71	202,730	8.748	82.30	596	62.45	0.00
2.000	1,535	357,391,642	51.43	232,828	8.425	79.83	615	55.01	0.00
3.000	1,633	317,938,935	45.75	194,696	8.393	83.41	626	58.77	0.00
Total:	3,266	694,941,424	100.00	212,781	8.419	81.54	619	56.95	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	1,599	310,584,892	44.69	194,237	8.389	83.53	626	59.49	0.00
1.500	1,667	384,356,532	55.31	230,568	8.444	79.93	614	54.90	0.00
Total:	3,266	694,941,424	100.00	212,781	8.419	81.54	619	56.95	0.00

Appendix 2-

Computational Material

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap 1 Notional Balance ($)	Cap 1 Strike Rate (%)	Cap 2 Notional Balance ($)	Cap 2 Strike Rate (%)	Total Derivative Notional Balance ($)
1	12/28/2006	1/25/2007	915,984,000	5.35%	0	5.35%	0	7.00%	915,984,000
2	1/25/2007	2/25/2007	903,000,000	5.35%	905,000	5.35%	1,339,000	7.00%	905,244,000
3	2/25/2007	3/25/2007	887,074,000	5.35%	2,027,000	5.35%	2,996,000	7.00%	892,097,000
4	3/25/2007	4/25/2007	868,224,000	5.35%	3,364,000	5.35%	4,970,000	7.00%	876,558,000
5	4/25/2007	5/25/2007	846,510,000	5.35%	4,909,000	5.35%	7,250,000	7.00%	858,669,000
6	5/25/2007	6/25/2007	822,004,000	5.35%	6,654,000	5.35%	9,824,000	7.00%	838,482,000
7	6/25/2007	7/25/2007	794,826,000	5.35%	8,585,000	5.35%	12,672,000	7.00%	816,083,000
8	7/25/2007	8/25/2007	765,105,000	5.35%	10,683,000	5.35%	15,770,000	7.00%	791,558,000
9	8/25/2007	9/25/2007	733,026,000	5.35%	12,927,000	5.35%	19,087,000	7.00%	765,040,000
10	9/25/2007	10/25/2007	699,636,000	5.35%	15,214,000	5.35%	22,480,000	7.00%	737,330,000
11	10/25/2007	11/25/2007	667,790,000	5.35%	17,271,000	5.35%	25,574,000	7.00%	710,635,000
12	11/25/2007	12/25/2007	637,417,000	5.35%	19,116,000	5.35%	28,387,000	7.00%	684,920,000
13	12/25/2007	1/25/2008	608,447,000	5.35%	20,763,000	5.35%	30,937,000	7.00%	660,147,000
14	1/25/2008	2/25/2008	580,815,000	5.35%	22,226,000	5.35%	33,242,000	7.00%	636,283,000
15	2/25/2008	3/25/2008	554,457,000	5.35%	23,519,000	5.35%	35,315,000	7.00%	613,291,000
16	3/25/2008	4/25/2008	529,315,000	5.35%	24,654,000	5.35%	37,173,000	7.00%	591,142,000
17	4/25/2008	5/25/2008	505,332,000	5.35%	25,642,000	5.35%	38,830,000	7.00%	569,804,000
18	5/25/2008	6/25/2008	482,453,000	5.35%	26,495,000	5.35%	40,297,000	7.00%	549,245,000
19	6/25/2008	7/25/2008	460,627,000	5.35%	27,222,000	5.35%	41,589,000	7.00%	529,438,000
20	7/25/2008	8/25/2008	438,296,000	5.35%	27,983,000	5.35%	42,906,000	7.00%	509,185,000
21	8/25/2008	9/25/2008	403,219,000	5.35%	29,950,000	5.35%	45,753,000	7.00%	478,922,000
22	9/25/2008	10/25/2008	371,473,000	5.35%	31,339,000	5.35%	47,920,000	7.00%	450,732,000
23	10/25/2008	11/25/2008	342,747,000	5.35%	32,251,000	5.35%	49,506,000	7.00%	424,504,000
24	11/25/2008	12/25/2008	316,694,000	5.35%	32,762,000	5.55%	50,591,000	7.00%	400,047,000
25	12/25/2008	1/25/2009	293,725,000	5.35%	32,918,000	5.55%	51,203,000	7.00%	377,846,000
26	1/25/2009	2/25/2009	279,117,000	5.35%	32,591,000	5.55%	51,069,000	7.00%	362,777,000
27	2/25/2009	3/25/2009	265,271,000	5.35%	32,214,000	5.55%	50,845,000	7.00%	348,330,000
28	3/25/2009	4/25/2009	252,148,000	5.35%	31,795,000	5.55%	50,542,000	7.00%	334,485,000
29	4/25/2009	5/25/2009	239,713,000	5.35%	31,340,000	5.55%	50,168,000	7.00%	321,221,000
30	5/25/2009	6/25/2009	227,924,000	5.35%	30,853,000	5.55%	49,729,000	7.00%	308,506,000
31	6/25/2009	7/25/2009	216,744,000	5.35%	30,339,000	5.55%	49,232,000	7.00%	296,315,000
32	7/25/2009	8/25/2009	205,223,000	5.35%	29,846,000	5.55%	48,747,000	7.00%	283,816,000
33	8/25/2009	9/25/2009	193,170,000	5.35%	29,371,000	5.55%	48,271,000	7.00%	270,812,000
34	9/25/2009	10/25/2009	181,955,000	5.35%	28,831,000	5.55%	47,696,000	7.00%	258,482,000
35	10/25/2009	11/25/2009	171,517,000	5.35%	28,242,000	5.55%	47,039,000	7.00%	246,798,000
36	11/25/2009	12/25/2009	161,786,000	5.35%	27,613,000	5.55%	46,311,000	7.00%	235,710,000
37	12/25/2009	1/25/2010	153,123,000	5.35%	26,959,000	5.55%	45,527,000	7.00%	225,609,000
38	1/25/2010	2/25/2010	145,543,000	5.35%	26,300,000	5.55%	44,708,000	7.00%	216,551,000
39	2/25/2010	3/25/2010	138,362,000	5.35%	25,640,000	5.55%	43,873,000	7.00%	207,875,000
40	3/25/2010	4/25/2010	131,557,000	5.35%	24,982,000	5.55%	43,025,000	7.00%	199,564,000
41	4/25/2010	5/25/2010	125,110,000	5.35%	24,327,000	5.55%	42,167,000	7.00%	191,604,000
42	5/25/2010	6/25/2010	118,999,000	5.35%	23,677,000	5.55%	41,302,000	7.00%	183,978,000
43	6/25/2010	7/25/2010	113,206,000	5.35%	23,033,000	5.55%	40,432,000	7.00%	176,671,000
44	7/25/2010	8/25/2010	107,712,000	5.35%	22,396,000	5.55%	39,559,000	7.00%	169,667,000
45	8/25/2010	9/25/2010	102,502,000	5.35%	21,767,000	5.55%	38,686,000	7.00%	162,955,000
46	9/25/2010	10/25/2010	97,560,000	5.35%	21,148,000	5.55%	37,814,000	7.00%	156,522,000
47	10/25/2010	11/25/2010	92,873,000	5.35%	20,538,000	5.55%	36,946,000	7.00%	150,357,000
48	11/25/2010	12/25/2010	88,426,000	5.35%	19,938,000	5.55%	36,083,000	7.00%	144,447,000
49	12/25/2010	1/25/2011	84,206,000	5.35%	19,350,000	5.55%	35,225,000	7.00%	138,781,000
50	1/25/2011	2/25/2011	80,200,000	5.35%	18,772,000	5.55%	34,376,000	7.00%	133,348,000
51	2/25/2011	3/25/2011	76,398,000	5.35%	18,207,000	5.55%	33,534,000	7.00%	128,139,000
52	3/25/2011	4/25/2011	72,788,000	5.35%	17,654,000	5.55%	32,703,000	7.00%	123,145,000
53	4/25/2011	5/25/2011	69,360,000	5.35%	17,113,000	5.55%	31,882,000	7.00%	118,355,000
54	5/25/2011	6/25/2010	66,104,000	5.35%	16,584,000	5.55%	31,072,000	7.00%	113,760,000
55	6/25/2011	7/25/2010	63,012,000	5.35%	16,068,000	5.55%	30,274,000	7.00%	109,354,000
56	7/25/2011	8/25/2011	60,074,000	5.35%	15,565,000	5.55%	29,489,000	7.00%	105,128,000
57	8/25/2011	9/25/2011	57,283,000	5.35%	15,074,000	5.55%	28,716,000	7.00%	101,073,000
58	9/25/2011	10/25/2011	54,629,000	5.35%	14,596,000	5.55%	27,956,000	7.00%	97,181,000
59	10/25/2011	11/25/2011	52,106,000	5.35%	14,130,000	5.55%	27,210,000	7.00%	93,446,000
60	11/25/2011	12/25/2011	49,707,000	5.35%	13,677,000	5.55%	26,478,000	7.00%	89,862,000

Derivative Schedule
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap 1 Notional Balance ($)	Cap 1 Strike Rate (%)	Cap 2 Notional Balance ($)	Cap 2 Strike Rate (%)	Total Derivative Notional Balance ($)
61	12/25/2011	1/25/2012	0	N/A	60,663,000	5.55%	25,760,000	7.00%	86,423,000
62	1/25/2012	2/25/2012	0	N/A	58,066,000	5.55%	25,057,000	7.00%	83,123,000
63	2/25/2012	3/25/2012	0	N/A	55,587,000	5.55%	24,368,000	7.00%	79,955,000
64	3/25/2012	4/25/2012	0	N/A	53,220,000	5.55%	23,694,000	7.00%	76,914,000
65	4/25/2012	5/25/2012	0	N/A	50,961,000	5.55%	23,035,000	7.00%	73,996,000
66	5/25/2012	6/25/2012	0	N/A	48,803,000	5.55%	22,391,000	7.00%	71,194,000
67	6/25/2012	7/25/2012	0	N/A	46,743,000	5.55%	21,761,000	7.00%	68,504,000
68	7/25/2012	8/25/2012	0	N/A	44,776,000	5.55%	21,146,000	7.00%	65,922,000
69	8/25/2012	9/25/2012	0	N/A	42,896,000	5.55%	20,546,000	7.00%	63,442,000
70	9/25/2012	10/25/2012	0	N/A	41,100,000	5.55%	19,960,000	7.00%	61,060,000
71	10/25/2012	11/25/2012	0	N/A	39,385,000	5.55%	19,389,000	7.00%	58,774,000
72	11/25/2012	12/25/2012	0	N/A	37,745,000	5.55%	18,832,000	7.00%	56,577,000
73	12/25/2012	1/25/2013	0	N/A	36,178,000	5.55%	18,289,000	7.00%	54,467,000
74	1/25/2013	2/25/2013	0	N/A	34,681,000	5.55%	17,760,000	7.00%	52,441,000
75	2/25/2013	3/25/2013	0	N/A	33,249,000	5.55%	17,244,000	7.00%	50,493,000
76	3/25/2013	4/25/2013	0	N/A	31,880,000	5.55%	16,742,000	7.00%	48,622,000
77	4/25/2013	5/25/2013	0	N/A	30,571,000	5.55%	16,253,000	7.00%	46,824,000
78	5/25/2013	6/25/2013	0	N/A	29,319,000	5.55%	15,778,000	7.00%	45,097,000
79	6/25/2013	7/25/2013	0	N/A	28,122,000	5.55%	15,315,000	7.00%	43,437,000
80	7/25/2013	8/25/2013	0	N/A	26,977,000	5.55%	14,864,000	7.00%	41,841,000
81	8/25/2013	9/25/2013	0	N/A	25,881,000	5.55%	14,426,000	7.00%	40,307,000
82	9/25/2013	10/25/2013	0	N/A	24,832,000	5.55%	14,000,000	7.00%	38,832,000
83	10/25/2013	11/25/2013	0	N/A	23,829,000	5.55%	13,586,000	7.00%	37,415,000
84	11/25/2013	12/25/2013	0	N/A	22,869,000	5.55%	13,183,000	7.00%	36,052,000
85	12/25/2013	1/25/2014	0	N/A	0	N/A	0	N/A	0

Derivative Schedule (continued)

Sensitivity Analysis
To Optional Termination

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.73	1.25	1.00	0.83	0.72
Principal Window (mos)	1 - 41	1 - 28	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.95	2.64	2.00	1.70	1.46
Principal Window (mos)	41 - 57	28 - 36	22 - 27	19 - 22	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.49	4.94	3.25	2.21	1.86
Principal Window (mos)	57 - 139	36 - 92	27 - 67	22 - 33	20 - 26

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.96	8.60	6.30	3.59	2.40
Principal Window (mos)	139 - 158	92 - 105	67 - 77	33 - 59	26 - 32

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.37	3.61	3.66	4.16	3.54
Principal Window (mos)	50 - 81	37 - 54	41 - 47	46 - 55	32 - 47

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.72	6.42	4.82	4.85	3.91
Principal Window (mos)	81 - 158	54 - 105	47 - 77	55 - 59	47 - 47

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.16	8.74	6.41	4.91	3.91
Principal Window (mos)	158 - 158	105 - 105	77 - 77	59 - 59	47 - 47

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.48	4.05	3.56
Principal Window (mos)	50 - 158	37 - 105	40 - 77	44 - 59	40 - 47

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.46	3.95	3.43
Principal Window (mos)	50 - 158	37 - 105	40 - 77	42 - 59	38 - 47

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.43	3.88	3.33
Principal Window (mos)	50 - 158	37 - 105	39 - 77	41 - 59	37 - 47

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.43	3.84	3.28
Principal Window (mos)	50 - 158	37 - 105	39 - 77	40 - 59	36 - 47

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.41	3.80	3.23
Principal Window (mos)	50 - 158	37 - 105	38 - 77	40 - 59	36 - 47

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.40	3.77	3.19
Principal Window (mos)	50 - 158	37 - 105	38 - 77	39 - 59	35 - 47

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.66	5.74	4.39	3.73	3.15
Principal Window (mos)	50 - 158	37 - 105	37 - 77	38 - 59	34 - 47

Sensitivity Analysis
To Maturity

Class A-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.73	1.25	1.00	0.83	0.72
Principal Window (mos)	1 - 41	1 - 28	1 - 22	1 - 19	1 - 16

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	3.95	2.64	2.00	1.70	1.46
Principal Window (mos)	41 - 57	28 - 36	22 - 27	19 - 22	16 - 20

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.49	4.94	3.25	2.21	1.86
Principal Window (mos)	57 - 139	36 - 92	27 - 67	22 - 33	20 - 26

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.58	11.25	8.26	4.87	2.40
Principal Window (mos)	139 - 326	92 - 242	67 - 182	33 - 142	26 - 32

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.37	3.61	3.66	4.16	3.58
Principal Window (mos)	50 - 81	37 - 54	41 - 47	46 - 55	32 - 50

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.78	6.46	4.85	5.25	5.14
Principal Window (mos)	81 - 174	54 - 116	47 - 85	55 - 74	50 - 80

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	18.69	12.72	9.34	7.38	7.76
Principal Window (mos)	174 - 290	116 - 205	85 - 152	74 - 118	80 - 114

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.48	6.33	4.91	4.39	3.83
Principal Window (mos)	50 - 256	37 - 176	40 - 130	44 - 100	40 - 80

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.44	6.3	4.86	4.27	3.68
Principal Window (mos)	50 - 247	37 - 169	40 - 124	42 - 96	38 - 77

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.40	6.26	4.81	4.18	3.57
Principal Window (mos)	50 - 236	37 - 161	39 - 118	41 - 91	37 - 73

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.35	6.22	4.78	4.12	3.49
Principal Window (mos)	50 - 228	37 - 154	39 - 113	40 - 87	36 - 70

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.29	6.18	4.73	4.05	3.43
Principal Window (mos)	50 - 219	37 - 148	38 - 108	40 - 83	36 - 66

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.19	6.11	4.66	3.98	3.35
Principal Window (mos)	50 - 209	37 - 141	38 - 103	39 - 80	35 - 63

Class M-10 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.00	5.97	4.55	3.86	3.25
Principal Window (mos)	50 - 194	37 - 130	37 - 95	38 - 73	34 - 58

Net WAC Rate Cap for Class A and Class M Certificates

Period	NWC(1)	NWC(2)	Period	NWC(1)	NWC(2)

1	8.58%	23.42%	41	10.02%	21.58%
2	7.75%	22.53%	42	9.69%	21.17%
3	8.20%	22.77%	43	10.01%	21.36%
4	7.75%	22.43%	44	9.68%	20.95%
5	8.01%	22.45%	45	9.67%	20.93%
6	7.75%	22.27%	46	9.99%	21.36%
7	8.01%	22.27%	47	9.66%	20.94%
8	7.75%	22.07%	48	9.97%	21.15%
9	7.75%	21.95%	49	9.64%	20.73%
10	8.01%	21.92%	50	9.64%	20.63%
11	7.75%	21.68%	51	10.52%	21.64%
12	8.01%	21.66%	52	9.62%	20.60%
13	7.75%	21.43%	53	9.93%	20.82%
14	7.75%	21.30%	54	9.60%	20.40%
15	8.14%	21.41%	55	9.92%	20.63%
16	7.75%	21.05%	56	9.59%	20.20%
17	8.01%	21.05%	57	9.58%	20.13%
18	7.76%	20.81%	58	9.90%	20.40%
19	8.02%	20.81%	59	9.58%	19.98%
20	7.76%	20.56%	60	9.89%	20.21%
21	7.89%	20.46%	61	9.56%	19.67%
22	9.45%	21.67%	62	9.55%	19.59%
23	9.12%	21.26%	63	10.20%	20.30%
24	9.41%	21.21%	64	9.54%	19.42%
25	9.09%	20.81%	65	9.84%	19.71%
26	9.08%	20.69%	66	9.52%	19.25%
27	9.86%	21.27%	67	9.83%	19.54%
28	9.32%	21.10%	68	9.50%	19.08%
29	9.62%	21.20%	69	9.49%	19.00%
30	9.31%	20.86%	70	9.80%	19.30%
31	9.61%	20.96%	71	9.48%	18.84%
32	9.30%	20.61%	72	9.78%	19.14%
33	9.43%	20.67%	73	9.46%	18.68%
34	9.94%	21.57%	74	9.45%	18.60%
35	9.61%	21.17%	75	10.46%	19.74%
36	9.93%	21.31%	76	9.44%	18.45%
37	9.60%	20.92%	77	9.74%	18.75%
38	9.59%	20.80%
39	10.51%	21.73%
40	9.71%	21.39%

(1) Assumes 1m LIBOR and 6m LIBOR remain constant at 5.3500% and 5.3469%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1m LIBOR and 6m LIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	31.37	22.56	20.03	17.60
Collateral Loss (%)	21.89	17.76	16.38	14.95

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A/A2	A-/A3	BBB+/A3	BBB/Baa1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.32	13.79	12.45	11.27
Collateral Loss (%)	13.50	12.47	11.52	10.65

Class	M9	M10
Rating (S&P/Moody’s)	BBB-/Baa2	BB+/Baa3

Loss Severity (%)	40.00	40.00
Default (CDR) (%)	9.68	8.00
Collateral Loss (%)	9.41	8.03

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	31.17	22.51	20.02	17.61
Collateral Loss (%)	21.81	17.74	16.37	14.95

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A/A2	A-/A3	BBB+/A3	BBB/Baa1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	15.36	13.84	12.52	11.35
Collateral Loss (%)	13.53	12.50	11.57	10.71

Class	M9	M10
Rating (S&P/Moody’s)	BBB-/Baa2	BB+/Baa3

Loss Severity (%)	40.00	40.00
Default (CDR) (%)	9.77	8.10
Collateral Loss (%)	9.48	8.11

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

Excess Spread

Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	Period	% At Static LIBOR (1)(3)	% At Fwd LIBOR (2)(3)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)
1	3.0484	3.0484	5.3500	5.3469	47	4.2412	4.2393	4.6579	4.7188
2	2.5054	2.5061	5.3644	5.2903	48	4.3496	4.3424	4.6565	4.7248
3	2.5152	2.5152	5.3447	5.2312	49	4.2248	4.2320	4.6661	4.7317
4	2.5005	2.4962	5.2352	5.1569	50	4.2169	4.2196	4.6847	4.7382
5	2.4990	2.5004	5.2035	5.0984	51	4.5700	4.5443	4.6834	4.7412
6	2.4939	2.4916	5.1574	5.0335	52	4.1984	4.2344	4.6864	4.7452
7	2.4952	2.5028	5.1019	4.9639	53	4.3111	4.3335	4.6968	4.7499
8	2.4852	2.4946	5.0008	4.8948	54	4.1781	4.2201	4.6962	4.7532
9	2.4799	2.4983	4.9369	4.8401	55	4.2929	4.3247	4.7005	4.7575
10	2.4875	2.5232	4.8684	4.7794	56	4.1577	4.2051	4.7060	4.7618
11	2.4686	2.5115	4.8121	4.7343	57	4.1495	4.2048	4.7064	4.7683
12	2.4816	2.5453	4.7490	4.6970	58	4.2767	4.3362	4.7088	4.7760
13	2.4570	2.5305	4.6951	4.6604	59	4.1382	4.2095	4.7197	4.7814
14	2.4512	2.5379	4.6687	4.6307	60	4.2579	4.3203	4.7205	4.7868
15	2.5083	2.6166	4.6163	4.6111	61	4.0607	4.3432	4.7257	4.7920
16	2.4394	2.5604	4.5771	4.5938	62	4.0511	4.3153	4.7459	4.7979
17	2.4649	2.6010	4.5908	4.5820	63	4.4171	4.6461	4.7471	4.8006
18	2.4274	2.5762	4.5437	4.5733	64	4.0369	4.3196	4.7476	4.8042
19	2.4575	2.6281	4.5233	4.5673	65	4.2230	4.4841	4.7510	4.8083
20	2.4157	2.5851	4.5523	4.5651	66	4.0345	4.3151	4.7520	4.8118
21	2.5297	2.7361	4.5167	4.5630	67	4.2206	4.4799	4.7552	4.8166
22	3.8675	3.9205	4.5052	4.5627	68	4.0335	4.3040	4.7644	4.8207
23	3.7762	3.8498	4.5387	4.5638	69	4.0343	4.3056	4.7670	4.8254
24	3.8184	3.9137	4.5097	4.5665	70	4.2215	4.4854	4.7695	4.8309
25	3.7197	3.8450	4.5063	4.5705	71	4.0368	4.3156	4.7742	4.8404
26	3.7071	3.8324	4.5355	4.5767	72	4.2238	4.4828	4.7767	4.8846
27	3.9712	4.0461	4.5159	4.5826	73	4.0404	4.3145	4.7809	4.9323
28	3.9412	3.8531	4.5134	4.5901	74	4.0427	4.3052	4.7936	4.9769
29	4.0121	3.9095	4.5520	4.5992	75	4.5982	4.8245	4.7953	5.0191
30	3.9155	3.8404	4.5345	4.6057	76	4.0481	4.3952	4.8365	5.0669
31	3.9905	3.9127	4.5392	4.6138	77	4.2349	4.3847	5.0272	5.1050
32	3.8929	3.8210	4.5751	4.6227
33	4.0229	3.9688	4.5628	4.6284
34	4.3072	4.2609	4.5656	4.6352
35	4.1982	4.1617	4.5895	4.6414
36	4.2841	4.2487	4.5807	4.6474
37	4.1702	4.1505	4.5896	4.6532
38	4.1027	4.0923	4.6117	4.6600
39	4.5396	4.4714	4.6062	4.6642
40	4.2925	4.2436	4.6070	4.6692
41	4.3949	4.3339	4.6219	4.6767
42	4.2807	4.2435	4.6164	4.6819
43	4.3819	4.3370	4.6214	4.6890
44	4.2623	4.2278	4.6404	4.6966
45	4.2592	4.2324	4.6370	4.7037
46	4.3648	4.3505	4.6441	4.7114

(1) Assumes 1m LIBOR and 6m LIBOR remain constant at 5.3500%, and 5.3469%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(2) Assumes 1m LIBOR and 6m LIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed.
(3) Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).